Exhibit 99.1

Aimco Implements Governance Enhancements

DENVER – April 27, 2023 – Apartment Investment and Management Company (NYSE: AIV) (“Aimco” or the “Company”) today announced that its Board of Directors has approved amendments to the Company’s Bylaws implementing the governance enhancements previously disclosed in November 2022. The Bylaws amendments will become effective in connection with the Company’s 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), which has been scheduled for September 29, 2023.

The adopted and approved Bylaws reflect the following revisions:

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Effective as of immediately following the Company’s 2023 Annual Meeting, the threshold for stockholders to call a special meeting will be 15% of the voting power of all shares entitled to vote on the matters to be brought before such meeting.
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As of immediately following the Company’s 2023 Annual Meeting, stockholders may change the size of the Board by the vote of a majority of all shares then entitled to vote generally in an election of directors, provided that the size of the Board shall not be less than three (3) directors.
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Effective as of immediately prior to the 2023 Annual Meeting, the Company shall be prohibited from electing to be subject to Section 3-803, Section 3-804(a)-(c) and Section 3-805 of the Maryland General Corporation Law (which are commonly referred to as the Maryland Unsolicited Takeover Act or “MUTA”) and such prohibition may not be repealed unless first approved by the Company’s stockholders by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.
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Certain technical updates to the requirements for stockholder nominations of directors, including requiring that the nominating stockholder comply with the applicable universal proxy card rules.
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The window for notices of proxy access nominations in connection with the Company’s 2023 Annual Meeting is May 15, 2023 through June 14, 2023.

Pending stockholder approval at the 2023 Annual Meeting, the following additional revisions to the Company’s Bylaws will also become effective:

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Effective as of immediately after the Company’s 2023 Annual Meeting, directors may be removed, with or without cause, at a special meeting of the Company’s stockholders called for such purpose, by the affirmative vote of a majority of shares then entitled to vote generally in an election of directors.
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Effective as of immediately after the Company’s 2023 Annual Meeting, a vacancy on the Board resulting from removal of a director by stockholders or an increase in the size of the Board by stockholders may be filled, substantially concurrently with the action that created such vacancy, by the affirmative vote of a majority of stockholders then entitled to vote generally in an election of directors. If stockholders fail to, or are unable to, fill such vacancy then the Board may fill such vacancy in accordance with the Bylaws.
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Effective as of immediately after the Company’s 2023 Annual Meeting, the Company’s stockholders may amend the Bylaws, at an annual or special meeting called for such purpose, by the affirmative vote of a majority of shares then entitled to vote generally in an election of directors.

R. Dary Stone, Chairman of the Board, stated, “Aimco remains committed to ongoing engagement and responsiveness to stockholders. The actions taken by our Board deliver on the governance commitments announced last year and will advance Aimco’s efforts to drive value for stockholders.”

Additional information regarding the Bylaw amendments are contained in the Form 8-K filed today by Aimco with the U.S. Securities and Exchange Commission.

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings and shareholder value), including facts related thereto, such as expected costs; future Company potential; future share repurchases; expected investment opportunities; and our 2023 pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes including, but not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, (iii) whether NAV targets will be achieved; and (iv) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained.

Readers should carefully review the Company’s financial statements and the notes thereto, as well as the sections entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the other documents the Company files from time to time with the SEC. These filings identify and address important risks uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Contacts

Matt Foster

Sr. Director, Capital Markets and Investor Relations

(303) 793-4661

investor@aimco.com